POWER OF ATTORNEY

      The person executing this Power of Attorney hereby appoints Edward F. O'Keefe and Glen A. Payne, or either of them, as her attorney-in-fact to execute and to file such Registration Statement under federal and state securities laws and such Post-Effective Amendments to such Registration Statement of the hereinafter described entity as such attorney-in-fact, or either of them, may deem appropriate:

      INVESCO Advantage Series Funds, Inc.

      This Power of Attorney, which shall not be affected by the disability of the undersigned, is executed and effective as of the 19th day of June, 2000.


                                                       /s/ Wendy L. Gramm
                                                       ----------------------
                                                       Wendy L. Gramm
                                                       Director

STATE OF VIRGINIA                )
                                 ) ss.
COUNTY OF ARLINGTON              )


      SUBSCRIBED, SWORN TO AND ACKNOWLEDGED before me by Wendy L. Gramm, as a director of the above-described entity, this 19th day of June, 2000.


                                    /s/ Lisa M. Korsak
                                    ------------------
                                    Notary Public
                                    Commissioned as:  Lisa Michele Metheny

My Commission Expires: April 30, 2003